ALCAN INC. AUDIT COMMITTEE CHARTER

I.        Statement of Policy:

The Audit Committee of the Board of Directors of Alcan Inc. (the "Committee") shall provide assistance to the Board of Directors in fulfilling the Board's oversight responsibility with respect to the Company.  Such assistance shall relate to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, the selection of the independent auditors (the ''Auditors'') and the other functions set out in this Charter.  In so doing, it shall insist on maintaining free and open communication between the Committee, the Auditors, the internal auditors and Management of the Company.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain assistance for this purpose.

II.       Composition and Organization of the Audit Committee:

The Committee shall consist of at least three Directors, each of whom the Board of Directors has determined to be unrelated or independent in respect of the Company as contemplated by the laws, regulations and listing requirements to which the Company is subject and in accordance with the Guidelines on the Independence of the Directors of Alcan. The Board shall also determine each Committee Member's financial literacy, and whether he or she has accounting or related financial management expertise, as such qualifications are interpreted by the Board of Directors in accordance with its business judgment and applicable regulations.

Members shall be appointed by the Board based on nominations recommended by the Company's Corporate Governance Committee or a sub-committee thereof, and shall serve for such term as the Board may determine.

The Committee shall designate one Member of the Committee to act as its Chairman.  The Secretary or an Assistant Secretary of the Company shall act as secretary to the Committee.

III.      Meetings of the Audit Committee:

The Committee shall meet regularly at least four times a year, or more frequently if circumstances so dictate and shall meet quarterly to review the Company's annual and quarterly releases of financial results.

At each regular meeting, the Committee shall meet separately with senior Management, the Chief Internal Auditor and the Auditors to discuss any matters that the Committee or any of these parties believe should be discussed privately. The Committee may request any officer or employee of the Company or the Auditors to attend a meeting of the Committee or to meet with any Members of the Committee.  In addition, the members of senior Management, the Chief Internal Auditor and the Auditors shall have access to the Committee to bring forward matters requiring urgent attention.

The Committee shall meet in camera, as necessary.

IV.        Division of Responsibilities of the Audit Committee, the Auditors and Management:

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board.  The Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management and the internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies as well as internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Auditors are responsible for planning and carrying out audits of the Company's annual financial statements in accordance with generally accepted auditing standards, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report, annually auditing management's assessment of the effectiveness of internal control over financial reporting and other auditing procedures.

The Committee shall have a clear understanding with Management and the Auditors that the Auditors are accountable to the Board and the Committee, as representatives of the Company's Shareholders.  The Committee shall recommend the appointment of the Auditors to the Board for ultimate approval by the Shareholders.  The Auditors' audit engagement letter shall be signed by the Chairman of the Committee on behalf of the Company, having been previously approved by the Committee.

V.        Duties and Powers of the Audit Committee:

To carry out its responsibilities, the Committee shall have the following duties and powers in respect of which it shall be entitled to full support and cooperation from Management:

1.        In respect of the Auditors:

(i)	to recommend the retention or termination of the Auditors, having evaluated their performance;
(ii)	to oversee the work of the Auditors (including the resolution of any disagreement between management and the Auditors regarding financial reporting) who shall report to the Committee;
(iii)	to approve all audit engagement fees and terms, as well as all significant non‑audit fees;
(iv)	to require the Auditors to submit a formal written statement describing their quality control procedures and any material issues raised thereby;
(v)	to consider any reports or communications (and Management's responses thereto) submitted to the Committee by the Auditors as required by or referred to in applicable auditing standards;
(vi)	to require the Auditors to submit a report relating to the Company's annual audited financial statements describing all critical accounting policies and practices as required by relevant regulations;
(vii)	to discuss with the Auditors any relationships or services that may impact the quality of audit services or the objectivity and independence of the Auditors;

(viii)	to discuss any significant matters arising from any audit and any errors, difficulties or serious differences of opinion encountered in the course of the audit and Management's response thereto;
(ix)	to review the annual Auditors' Report to Shareholders;
(x)	to review and pre-approve, or to adopt appropriate procedures to pre-approve, the Auditors' provision of audit and any non‑audit services to the Company;
(xi)	to discuss and review the scope and plan of the annual audit;
(xii)	to review and evaluate the qualifications and performance of the relevant personnel of the Auditors;
(xiii)	to review the process for the rotation of the lead audit partner, the concurring partner and any other audit engagement team partner;
(xiv)	to review and approve any procedures on the hiring of employees or former employees of the Auditors, with a view to preserving Auditor independence;
( xv)	to obtain from the Auditors assurance that the audit was conducted in a manner consistent with applicable laws and regulations;
(xvi)

to discuss with the Auditors the quality, not just acceptability, of the Company's accounting principles, including all critical accounting policies and practices used, any alternative treatments of financial information that have been discussed with Management, the implications of their use, as well as any other material communications with Management.

(xvii)

to remind the Auditors that they are accountable to the Board and the Committee, as representatives of the Shareholders and that the Committee expects to be advised on any areas that require its attention.

2.         In respect to the Internal Audit Function:

(i)	to review and approve the appointment of the Chief Internal Auditor;
(ii)

to advise the Chief Internal Auditor that he is expected to provide to the Committee summaries of the significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting prepared by the internal audit department for Management and Management's responses thereto;

(iii)	to receive a report on the activities of the internal audit function;
(iv)	to review the Company's internal audit plan;
(v)	to review the degree of independence of the internal audit function and the adequacy of staffing and compensation;
(vi)	to review senior employee expenses and perquisites on an annual basis.

3.         In respect of Disclosure and Internal Controls:

(i)

to advise Management, the internal audit function and the Auditors that they are expected to provide the Committee with a timely disclosure and analysis of transactions and other events that would materially impact the Company's financial statements;

(ii)

to discuss guidelines and policies governing the process by which Management assesses and manages the Company's exposure to risk (including insurance coverage), and to discuss the Company's major financial risk exposures and the steps Management has taken to monitor and control such exposures;

(iii)

on a regular basis to review policies and practices of the Company, including those related to pension governance, funding and investments, metal and other commodity hedging activities, insurance and foreign exchange, and to receive updates as to current status;

(iv)	to prepare any report required to be included in the Company's management proxy circular;
(v)	to review all financial statements requiring Board approval and report thereon to the Board;
(vi)	to review the Company's annual report and annual regulatory filings and disclosures before they are filed with securities authorities;
(vii)	to review the Company's disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operation;
(viii)	to ensure that the Company's disclosure policy and practices meet applicable regulatory requirements and the needs of the Company;
(ix)

to review the quarterly earnings press releases with unaudited consolidated financial statements prepared by Management before their release to the public; including a discussion of compliance with generally accepted accounting principles and other disclosure requirements as well as a discussion with the Auditors of their review of the quarterly financial statements;

(x)

to review and approve the Company's quarterly report and quarterly regulatory filings and disclosures before they are filed with securities authorities including the Management's Discussion and Analysis of Financial Condition and Results of Operation;

(xi)	to review any off-balance sheet items;
(xii)	to discuss the kinds of financial information and earnings guidance provided, and the types of presentations made to analysts and rating agencies;
(xiii)	to review the Legal Proceedings Report prepared by Management with a view to ensuring that all potential material claims against the Company have been properly evaluated, accounted for and disclosed;
(xiv)	to discuss with the Company's Chief Legal Officer any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business;

(xv)	to review the Company's processes for monitoring compliance with the Worldwide Code of Employee and Business Conduct and the Code of Ethics for Senior Financial Officers;
(xvi)	to review the adequacy of the Company's disaster recovery plan to ensure the ability to resume operations as rapidly and efficiently as possible in the event of a disaster;
(xvii)	to review significant tax exposures and tax planning initiatives with a view to ensuring full compliance while minimizing tax costs;
(xviii)	to review the results of the Company's joint ventures and investments;
(xix)	to receive reports on major accounting issues that have arisen and expected changes in accounting standards and processes that might have an impact on the Company;
(xx)	to review Management's determination of goodwill impairment, if any, as required by accounting standards;
(xxi)	to review any use of pro forma or non-generally accepted accounting principles information by the Company in any documents other than the financial statements;
(xxii)

to inquire of the Company's Chief Executive Officer and Chief Financial Officer as to the Company's disclosure controls and procedures and as to the existence of any significant deficiencies or material weakness in the design or operation of internal control over financial reporting and any fraud that involves  employees who have a significant role in the Company's internal control over financial reporting.

4.         In respect of Financial Matters and Securities:

(i)	to review any proposed material financial and capital transactions;
(ii)	to review the impact of the Company's financing plan on capital structure and credit rating;
(iii)	to review proposals from the Company's Chief Financial Officer in respect of any issue of securities previously approved by the Board;
(iv)	to review and recommend to the Board the text of any registration or offering document that may be required to be issued;
(v)	to review Management's recommendations regarding the Company's dividend policy and make recommendations thereon to the Board.

5.         In respect of Corporate Governance:

(i)	to prepare any report or other disclosures, including any recommendation of the Committee, required by applicable laws and regulations to be included in the Company's reports to Shareholders;
(ii)	to review periodically the content and application of the Code of Ethics for Senior Financial Officers of the Company;

(viii)	to report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;
(ix)

to prepare and review with the Board an annual performance evaluation of the Committee and its Members, which evaluation must compare the performance of the Committee with the requirements of this Charter; the performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate;

(x)	to review and recommend to the Board the appointment of senior financial officers;
(xi)	to review the adequacy and competence of the Company's finance personnel;
(xii)	to regularly review the independence, financial literacy and financial expertise of the Committee Members;
(xiii)	to review this Charter at least annually and recommend any changes to the Board.

VI.        Delegation to Subcommittee:

The Committee may, in its discretion and as appropriate, delegate duties and responsibilities to a Member or to a subcommittee of the Committee.

VII.       Resources and Authority Function of the Committee:

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or Management.

The function of the Committee is oversight. It is not the duty or responsibility of the Committee or its Members (i) to plan or conduct audits, (ii) to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or (iii) to conduct other types of auditing or accounting reviews or similar procedures or investigations. The Committee, its Chairman and its financial expert Members are Members of the Board, appointed to the Committee to provide broad oversight of the financial, risk and control related activities of the Company, and are specifically not accountable or responsible for the day to day operation or performance of such activities.  In particular, the Member or Members identified as financial experts shall not be accountable for giving professional opinions on the internal or external audit of the Company's financial information, but only for providing expertise in the Committee's oversight thereof.

Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each Member of the Committee shall be entitled to rely on (i) the integrity of those persons or organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations and (iii) representations made by Management and the Auditors as to any non-audit services provided by the Auditors to the Company and its subsidiaries.